Exhibit 10.5

EXECUTION VERSION

GUARANTY

dated as of

MARCH 15, 2019

by and among

F45 TRAINING HOLDINGS INC.

AND

THE SELLERS THAT ARE SIGNATORIES HERETO

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		2
1.1	Definitions	2
1.2	Terms generally; rules of construction	3

ARTICLE 2 GUARANTY		3
2.1	Guaranty	3
2.2	Guaranty absolute and unconditional; discharge only upon payment in full; reinstatement in certain circumstances	4
2.3	Permitted actions	4
2.4	Delay of subrogation; subordination of subrogation	4
2.5	Certain waivers	5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		5
3.1	Organization; powers	5
3.2	Authorization; enforceability	5
3.3	Governmental approvals; no conflicts	5

ARTICLE 4 MISCELLANEOUS		6
4.1	Setoff	6
4.2	Financial information	6
4.3	Expenses	6
4.4	Severability; remedies cumulative	6
4.5	Delay not waiver	7
4.6	Notices	7
4.7	Governing law	7
4.8	Jurisdiction	7
4.9	Waiver of venue	8
4.10	Service of process	8
4.11	Waiver of jury trial	8
4.12	Successors and assigns	8
4.13	Counterparts	8
4.14	Amendments; waivers	8
4.15	Headings	9
4.16	Pari passu ranking; application of payments	9

i

GUARANTY

This Guaranty (this “Guaranty”), dated as of March 15, 2019, is among F45 Training Holdings Inc., a Delaware corporation (the “Guarantor”), Mr. Adam James Gilchrist, an individual (“Gilchrist”), Mr. Robert Benjamin Deutsch, an individual (“Deutsch”) and 2M Properties Pty Ltd (ACN 109 057 383), a proprietary company limited by shares organized and existing under the laws of Australia (“Trustee”), as trustee for The 2M Trust (the “2M Trust” and, together with Gilchrist and Deutsch, collectively the “Sellers”).

RECITALS

A. Flyhalf Acquisition Company Pty Ltd, a proprietary company limited by shares organized and existing under the laws of Australia (the “Maker”), has made the Seller Notes (as defined below) in favor of the Sellers in connection with that certain Share Purchase Agreement, dated as of the date hereof (the “Share Purchase Agreement”), among MWIG LLC, a Delaware limited liability company, Issuer, the Sellers, the Maker and F45 Aus Hold Co Pty Ltd (ACN 620 135 426), a proprietary company limited by shares organized and existing under the laws of Australia.

B. The Maker is an indirect, wholly-owned subsidiary of the Guarantor, and the Guarantor will benefit from the transactions contemplated by the Share Purchase Agreement and the Seller Notes (as defined below) and is willing to guarantee the Guaranteed Obligations (as defined below) as hereinafter set forth.

C. As a condition to the closing of the transactions contemplated by the Share Purchase Agreement, the obligations of the Maker under the Seller Notes are to be guaranteed pursuant to this Guaranty.

AGREEMENT

Accordingly, for and in consideration of the transactions contemplated by the Share Purchase Agreement and the Seller Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions

(a) Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Seller Notes, or if not defined therein, in the Share Purchase Agreement.

(b) As used in this Guaranty, the following terms have the meanings specified below:

“Guaranteed Obligations” means, as to Guarantor,

(a) all obligations of the Maker, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Seller Notes or the Pledge Agreement, and

(b) all reasonable costs and expenses paid or incurred by the Sellers in enforcing this Guaranty, any Seller Note or the Pledge Agreement.

“Pledge Agreement” means that certain Share Security Deed, dated as of the date hereof, among the Maker and the Sellers.

“Seller Notes” means (a) that certain Secured Promissory Note, dated as of the date hereof, made by the Maker in favor of Gilchrist in the principal amount of $22,500,000, (b) that certain Secured Promissory Note, dated as of the date hereof, made by the Maker in favor of Deutsch in the principal amount of $22,500,000 and (c) that certain Secured Promissory Note, dated as of the date hereof, made by the Maker in favor of Trustee on behalf of the 2M Trust in the principal amount of $5,000,000, and all promissory notes issued in replacement thereof or as successors thereto.

“Termination Date” means the first date as of which all Guaranteed Obligations have been indefeasibly paid in full in cash.

1.2 Terms generally; rules of construction

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”

Unless the context requires otherwise,

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified,

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof,

(d) all references herein to Articles, Clauses, Sections, Exhibits and Schedules shall be construed to refer to Articles, Clauses and Sections of, and Exhibits and Schedules to, this Guaranty,

(e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2

GUARANTY

2.1 Guaranty

The Guarantor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all Guaranteed Obligations. The liability of the Guarantor hereunder shall be limited to the maximum amount of the Guaranteed Obligations which the Guarantor may guaranty without rendering the obligations of the Guarantor hereunder void or voidable under any fraudulent conveyance or fraudulent transfer law. The Guarantor agrees that, in the event of the occurrence of any Event of Default under Sections 6(e), 6(f) or 6(g) of any Seller Note, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, the Guarantor will pay to the Sellers forthwith the full amount which would be payable hereunder by the Guarantor if all Guaranteed Obligations were then due and payable.

If acceleration of the time for payment of any amount payable by the Maker under the Seller Notes is stayed upon the insolvency, bankruptcy or reorganization of the Maker, all such amounts otherwise subject to acceleration under the terms of the Seller Notes shall nonetheless be payable by the Guarantor hereunder forthwith on demand by any Seller.

2.2 Guaranty absolute and unconditional; discharge only upon payment in full; reinstatement in certain circumstances

(a) This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not merely a guaranty of collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Maker or the Guarantor, that at any time or from time to time no Guaranteed Obligations are outstanding or any other circumstance) until the Termination Date shall have occurred.

(b) The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the holder of a Seller Note to any of the Guaranteed Obligations is or must be rescinded or returned by such holder for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Maker or the Guarantor), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such holder, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by such holder had not been made.

2.3 Permitted actions

The holders of the Seller Notes may, from time to time, in their sole discretion and without notice to the Guarantor, take any or all of the following actions without affecting the liability of the Guarantor hereunder: (a) retain or obtain a security interest in any property to secure any of the Guaranteed Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Guaranteed Obligations, (c) extend or renew any of the Guaranteed Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Obligations, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Guaranteed Obligations, (d) release any security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property and (e) resort to the Guarantor for payment of any of the Guaranteed Obligations when due, whether or not any holder shall have resorted to any property securing any of the Guaranteed Obligations or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Obligations.

2.4 Delay of subrogation; subordination of subrogation

Until the Termination Date shall have occurred, the Guarantor (a) shall have no right of subrogation, reimbursement or indemnification with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which any holder of the Seller Notes now has or may hereafter have against the Maker, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to any holder of the Seller Notes to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Maker to the holders of the Seller Notes. If the Guarantor should have the right, notwithstanding the foregoing, to exercise any such right, the Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or setoff that the Guarantor may have until the Termination Date shall have occurred and (B) waives all defenses available to a surety, guarantor or accommodation co-obligor until the Termination Date shall have occurred. The Guarantor acknowledges and agrees that this subordination is intended to benefit the holders of the Seller Notes and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Sellers and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.4.

2.5 Certain waivers

The Guarantor hereby expressly waives (a) notice of the acceptance by the Sellers of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notice of a demand for payment hereunder), (d) all diligence in collection or protection of or realization upon any Guaranteed Obligations or any security for or guaranty of any Guaranteed Obligations and (e) all defenses based on suretyship or impairment of collateral.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to each Seller as of the date of this Guaranty, after giving effect to the consummation of the transactions contemplated by the Share Purchase Agreement and the Seller Notes on the date hereof, that:

3.1 Organization; powers

The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

3.2 Authorization; enforceability

The execution, delivery and performance by the Guarantor of this Guaranty are within the organizational powers of the Guarantor and have been duly authorized by all necessary action. This Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3 Governmental approvals; no conflicts

The execution, delivery and performance by the Guarantor of this Guaranty (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor and (d) will not result in or require the creation or imposition of any encumbrance, security interest or other lien on any asset of the Guarantor.

ARTICLE 4

MISCELLANEOUS

4.1 Setoff

If an Event of Default shall have occurred and be continuing, each holder of the Seller Notes and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such holder or any such Affiliate, to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty to such holder or its respective Affiliates, irrespective of whether or not such holder or such Affiliate shall have made any demand under this Guaranty, any Seller Note or the Pledge Agreement and although such obligations of the Guarantor may be contingent or unmatured. The rights of each holder of Seller Notes and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the holders of the Seller Notes or their respective Affiliates may have.

4.2 Financial information

The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Maker and any and all endorsers and other guarantors of any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations that diligent inquiry would reveal, and the Guarantor hereby agrees that no holder of the Seller Notes shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any holder of Seller Notes, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such holder shall be under no obligation to (i) undertake any investigation not a part of its regular business routine, (ii) disclose any information which such holder wishes to maintain confidential or (iii) make any other or future disclosure of such information or any other information to the Guarantor.

4.3 Expenses

The Guarantor agrees to pay all expenses, including reasonable fees and expenses of counsel, paid or incurred by any holder of Seller Notes in endeavoring to collect the obligations of the Guarantor hereunder, or any part thereof, and in enforcing this Guaranty against the Guarantor.

4.4 Severability; remedies cumulative

If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The rights, remedies, powers and privileges of the holders of Seller Notes hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

4.5 Delay not waiver

No failure or delay by any holder of Seller Note in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

4.6 Notices

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic communication, and shall be sent, in the case of the Guarantor, to the Guarantor at such Guarantor’s address shown below the Guarantor’s signature hereto or at such other address as such Guarantor may, by written notice to each holder of Seller Notes, have designated as the Guarantor’s address for such purpose. Notices and other communications sent by hand, overnight courier service or through electronic communications, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopy shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

4.7 Governing law

This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

4.8 Jurisdiction

The Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any holder of Seller Notes, or any director, officer, employee, agent or Affiliate of the foregoing in any way relating to this Guaranty or any Seller Note or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District for New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Guaranty or any Seller Note or the transactions contemplated hereby or thereby may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. The Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Guaranty or in any Seller Note shall affect any right that any holder of Seller Notes may otherwise have to bring any action or proceeding relating to this Guaranty or any Seller Note against the Guarantor or its properties in the courts of any jurisdiction.

4.9 Waiver of venue

The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any Seller Note in any court referred to in Section 4.8. The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

4.10 Service of process

The Guarantor irrevocably consents to service of process in the manner provided for notices in Section 4.6. Nothing in this Guaranty shall affect the right to effect service of process in any other manner permitted by applicable law.

4.11 Waiver of jury trial

THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY SELLER NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE SELLERS HAVE BEEN INDUCED TO ENTER INTO THE SHARE PURCHASE AGREEMENT AND ACCEPT THE SELLER NOTES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.12 Successors and assigns

This Guaranty shall remain in full force and effect until the Termination Date, be binding upon the Guarantor, its successors and assigns, and inure, together with the rights and remedies of the holders of Seller Notes hereunder, to the benefit of the holders of Seller Notes and their respective successors, transferees and assigns. The Guarantor shall not have any right to assign or delegate any of its rights or obligations hereunder without the consent of all of the holders of Seller Notes, and any such assignment in violation of this Section 4.12 shall be null and void. Without limiting the generality of the foregoing, but subject to the terms of the Seller Notes, any holder of Seller Notes may assign or otherwise transfer any obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such holder herein or otherwise.

4.13 Counterparts

This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty.

4.14 Amendments; waivers

No amendment or modification of any provision of this Guaranty shall be effective unless the same shall be in writing and signed and delivered by the Guarantor, and each holder of Seller Notes. No claim or right arising out of this Guaranty can be waived by any Person, in whole or in part, unless made in a writing signed by such Person, and each such waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair or alter the rights of the waiving Person in any other respect or at any other time.

4.15 Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

4.16 Pari passu ranking; application of payments

Each holder of Seller Notes hereby acknowledges and agrees that the Seller Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account of principal and interest on the Seller Notes shall be paid and applied ratably and proportionately to the amounts outstanding under the Seller Notes on the basis of their original principal amounts. In the event any holder of Seller Notes receives payments in excess of its pro rata share of the aggregate payments received by all of the holders of Seller Notes (whether through payment by the Maker, collection, enforcement, exercise of rights and remedies hereunder or under the Seller Notes or the Pledge Agreement, or otherwise), then such holder shall hold in trust all such excess payments for the benefit of the other holders Seller Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

[Signature Pages Follow]

EXECUTION

Accordingly, this Guaranty has been duly executed and delivered as of the day and year first above written

GUARANTOR F45 TRAINING HOLDINGS INC.

By:	/s/ Michael T. Raymond
Name:	Michael T. Raymond
Its:	President

[Signature page to the Guaranty]

SELLERS

Signed by
by Adam James Gilchrist

/s/ Adam James Gilchrist
Signature of Adam James Gilchrist

Signed by

by Robert Benjamin Deutsch

/s/ Robert Benjamin Deutsch
Signature of Robert Benjamin Deutsch

Signed by
2M Properties Pty Ltd (ACN 109 057 383) as trustee for The 2M Trust in accordance with section 127 of the Corporations Act 2001 by the sole director and sole company secretary

/s/ Marc Joseph Mario Marano
Signature of sole director and sole company secretary

Marc Joseph Mario Marano
Name of sole director and sole company secretary (please print)

[Signature page to the Guaranty]